Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NETGURU, INC.", CHANGING ITS NAME FROM "NETGURU, INC." TO "BPO MANAGEMENT SERVICES, INC.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF DECEMBER, A.D. 2006, AT 3:28 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIFTEENTH DAY OF DECEMBER, A.D. 2006, AT 5:01 O'CLOCK P.M.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

2612179 8100

061152389

AUTHENTICATION: 5284751

DATE: 12-15-06

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:35 PM 12/15/2006
FILED 03:28 PM 12/15/2006
SRV 061152389 - 2612179 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
NETGURU, INC.

netGuru, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

A. The present name of the Corporation is netGuru, Inc. The Corporation was originally incorporated under the name Research Engineers, Inc., and the original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 16, 1996.

B. The certificate of incorporation of the Corporation is hereby amended by striking out Section 1.1 of Article I and substituting in lieu of such Section the following new section:

1.1 Name. The name of the Corporation is BPO MANAGEMENT SERVICES, INC.

C. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

D. This Certificate of Amendment of Certificate of Incorporation will be effective at 5:01 p.m. Eastern Standard Time on December 15, 2006.

IN WITNESS WHEREOF, this Certificate of Amendment of Certificate of Incorporation has been executed by the undersigned duly authorized officer of the corporation on December 15, 2006.

/s/ Bruce K. Nelson
Bruce K. Nelson, Secretary

769427.01